WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE SOLE DIRECTOR OF

CAPITAL RESOURCE ALLIANCE INC.

A COLORADO CORPORATION

The undersigned Director, being the Directors CAPITAL RESOURCE ALLIANCE INC.

., a StateplaceColorado corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

Forward Share Spilt

2) Amend Articles of Incorporation

RESOLVED, that the number of issued and outstanding shares of the Corporation be increased by virtue of a forward share split on a one old for 3 new basis (3-1) to be effective immediately.

RESOLVED FURTHER, that the Articles of Incorporation be amended to reflect the 3 to1 forward split bringing the total of authorized common shares to 300,000,000. There will be no change in the amount authorized preferred shares.

Dated: November 20, 2008

The undersigned, being all the Director of CAPITAL RESOURCE ALLIANCE INC.

waives the required notice of meeting and consents to all actions taken hereby.

_____

__________________________

Joseph Forzani, President

____

____________________________

Frederick Fitzgerald , Secretary Treasurer